Exhibit 99.B(n)(1)

SCHEDULE A
(to Multi-Class Plan for Pacific Funds Series Trust)

Fund Name	Share Class(es)

Pacific FundsSM Portfolio Optimization Conservative	A, B, C, Advisor
Pacific FundsSM Portfolio Optimization Moderate-Conservative
Pacific FundsSM Portfolio Optimization Moderate
Pacific FundsSM Portfolio Optimization Growth
Pacific FundsSM Portfolio Optimization Aggressive-Growth
Pacific Funds Diversified Alternatives	A, C, Advisor
Pacific FundsSM Core Income	A, C, I, Advisor, P
Pacific FundsSM Floating Rate Income
Pacific FundsSM High Income
Pacific FundsSM Short Duration Income	A, C, I, Advisor
Pacific FundsSM Strategic Income
Pacific FundsSM Ultra Short Income	I, Advisor
Pacific FundsSM Diversified Income	Advisor
Pacific FundsSM Large-Cap	A, C, Advisor, S, P
Pacific FundsSM Large-Cap Value
Pacific FundsSM Small/Mid-Cap
Pacific FundsSM Small-Cap
Pacific FundsSM Small-Cap Value
Pacific FundsSM Small-Cap Growth
PF Small-Cap Value Fund	P
PF Emerging Markets Fund
PF Developing Growth Fund
PF International Value Fund
PF Large-Cap Value Fund
PF Short Duration Bond Fund
PF Growth Fund
PF Mid-Cap Equity Fund
PF International Large-Cap Fund
PF International Small-Cap Fund
PF Managed Bond Fund
PF Inflation Managed Fund
PF Real Estate Fund
PF Emerging Markets Debt Fund
PF Currency Strategies Fund
PF Equity Long/Short Fund
PF Multi-Asset Fund
PF Multi-Fixed Income Fund

Effective:  June 28, 2019